Exhibit 8.1

ELVINGER, HOSS & PRUSSEN

AVOCATS A LA COUR

ANDRE ELVINGER
JEAN HOSS	2, Place Winston Churchill Tél. (352) 44 66 440
YVES PRUSSEN	B.P. 425
JACQUES ELVINGER	L-2014 Luxembourg Fax (352) 44 22 55
MARC ELVINGER PHILIPPE HOSS
MARTINE ELVINGER	To the Board of Directors
PIT RECKINGER	of Ternium S.A.
MANOU HOSS
PATRICK REUTER
PIERRE ELVINGER GAST JUNCKER PATRICK SANTER JEROME WIGNY MYRIAM PIERRAT FRANZ FAYOT TOINON HOSS	Luxembourg, January 26, 2006
FRANCOIS FELTEN

O/Ref.: TH/sor/mro/cno

Re: TERNIUM S.A. – F1 Registration Statement – Taxation Grand Duchy of Luxembourg

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Ternium S.A. (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the US Securities Act of 1933, as amended, relating to the offering by the Company of ADSs in the Company representing 10 ordinary shares with a nominal value of 1 USD of the Company and have been requested by the Company to render the opinion below in such capacity.

We hereby confirm that the discussion set forth under the caption “Taxation – Grand Duchy of Luxembourg”, in the Prospectus of the Company with respect to the ADSs, which is part of the Company’s Registration Statement filed on this date, is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Taxation, Grand Duchy of Luxembourg” in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Elvinger, Hoss & Prussen

/s/ Toinon Hoss

By: Toinon Hoss

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